Exhibit 10.3
FIRST AMENDMENT
TO SECOND AMENDED & RESTATED CONSUMER FINANCING SERVICES AGREEMENT
Effective Date: May 29, 2018
WHEREAS, APX Group, Inc. ("Vivint") and Citizens Bank, N.A. ("Citizens", and together with Vivint, the "Parties") entered into that certain Second Amended and Restated Consumer Financing Services Agreement as of May 31, 2017 (the "Agreement"); and
WHEREAS, the Parties desire to amend certain provisions of the Agreement;
NOW, THEREFORE, for valid and adequate consideration, the receipt and sufficiency of which are hereby acknowledge, the Parties hereby agree as follows:
1.The third full paragraph of Section 2.4.2 of the Agreement, which begins "In the event that Company has been charged for a Credit Loss ...", is hereby deleted in its entirety and replaced with the following new third full paragraph: "In the event that Company has been charged for a Credit Loss and subsequently Citizens recovers on that Loan, Citizens shall immediately pay such recovered amounts to Company, less the Citizens management fee commission, which shall be a percentage communicated to Company from time to time and which shall include Citizens' internal and external costs of recovery."
2.Except as explicitly set forth in this First Amendment, the Agreement is not amended or modified hereby.
IN WITNESS WHEREOF, the Parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

APX GROUP, INC.                    CITIZENS BANK, N.A.

/s/ Dale R. Gerard                    /s/ Mary K. Fiorille
Name: Dale R. Gerard                     Name:    Mary K. Fiorille
Title: SVP of Finance and Treasurer    Title:     SVP, Head of Partnership Lending
Business Strategy